      As filed with the Securities and Exchange Commission on February 10, 1998
                                                   Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                               HEALTH POWER, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                           31-1145640
(State or other jurisdiction of                        (IRS Employer Identifica-
 incorporation or organization)                              tion Number)

                               1209 Orange Street
                           Wilmington, Delaware 19801
               (Address of principal executive offices) (Zip code)

                               Health Power, Inc.
                  1994 Executive Performance Stock Option Plan
                            (Full title of the plan)

                       Dr. Bernard F. Master, Chairman and
                             Chief Executive Officer
                       Health Power Management Corporation
                              560 East Town Street
                              Columbus, Ohio 43215
                                 (614) 461-9900
                 (Name, address and telephone number, including
                        area code, of agent for service)

                               CALCULATION OF REGISTRATION FEE
================================================================================================
                                                     Proposed        Proposed
                                                     maximum         maximum
                                  Amount             offering        aggregate      Amount of
Title of securities               to be              price per       offering       registration
  to be registered                registered(1)      share(2)        price(2)       fee
------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value       180,000          $4.50           $810,000       $240.00
================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminable number of additional shares of Common Stock that may become issuable pursuant to antidilution adjustment provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Registrant's Common Stock in the NASDAQ National Market system on February 4, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

                  (a) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

                  (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

                  (c) The description of the Registrant's shares of Common Stock which is contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware Business Corporation Act (the "Delaware Law") sets forth conditions and limitations governing the indemnification of officers, directors, and other persons. Indemnification is permitted in third party actions where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made either by the court, by disinterested directors, by independent legal counsel, or by the stockholders. Indemnification against expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees and agents is required under Section 145 of the Delaware Law in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit of the type described above. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

         Article 6 of the Amended and Restated By-Laws of the Registrant, a copy of which is filed as Exhibit 4(b) (the "By-Laws"), contains certain indemnification provisions adopted pursuant to authority contained in Section 145 of the Delaware Law. The By-Laws provide for the indemnification of its officers, directors, employees, and agents against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Registrant or by the stockholders of the Registrant or otherwise as provided in Section 6.4 of Article 6 of the By-Laws, that: (i) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant; (ii) in any action, suit, or proceeding by or in the right of the Registrant, they were not, and have not been adjudicated to have been liable to the Registrant; and (iii) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 6.3 of
Article 6 of the By-Laws provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, he shall be indemnified against expenses actually and reasonably incurred in connection therewith. At present, there are no claims, actions, suits, or proceedings pending where indemnification would be required under these provisions, and the Registrant does not know of any threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

         The Registrant has entered into indemnification agreements with each of its directors and officers. These agreements generally: (i) confirm the existing indemnity provided to them under the By-Laws and assure that this indemnity will continue to be provided; and (ii) provide that, in addition, the directors and officers shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in any threatened, pending or completed action or proceeding, including any action by or in the right of the Registrant, on account of their service as a director or officer of the Registrant or at the request or with the consent of the Registrant as a trustee, director, officer, employee, or agent of another corporation or enterprise. Coverage under these agreements is excluded: (A) to the extent the director or officer is indemnified under directors' and officers' liability insurance maintained by the Registrant; (B) with respect to remuneration paid to the director or officer if such remuneration is finally adjudged to be unlawful; (C) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; (D) if a final court of adjudication shall determine that such indemnification is not lawful; or (E) on account of any suit in which judgment is rendered against the director or officer for an accounting of profits made from the purchase or sale by the director or officer of securities of the Registrant pursuant to Section 16(b) of the Exchange Act or any similar provision.

         Under Section 145 of the Delaware Law and Section 6.7 of the By-Laws, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or who, while serving in such capacity, is or was at the request of the Registrant, a director, officer, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under Section 145 or the By-Laws. The Registrant has purchased a liability policy to indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions set forth in the policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

                                                                        If Incorporated by Reference,
Exhibit                                                                 Document with which Exhibit was
  No.                Description of Exhibit                             Previously Filed with SEC
-------              ----------------------                             -------------------------------
4(a)             Amended and Restated Certificate of                    Registration Statement on Form S-1,
                 Incorporation of Health Power, Inc.                    File No. 33-74124 (see Exhibit 3(a)
                                                                        therein).

4(b)             Amended and Restated By-Laws of                        Registration Statement on Form S-1,
                 Health Power, Inc.                                     File No. 33-74124 (see Exhibit 3(b)
                                                                        therein).

4(c)             Form of stock certificate.                             Amendment No. 2 to Registration
                                                                        Statement on Form S-1, File No. 33-
                                                                        74124 (see Exhibit 4(b) therein).

4(d)             Health Power, Inc. 1994 Executive                      Quarterly Report on Form 10-Q for
                 Performance Stock Option Plan.                         the quarterly period ended June 30,
                                                                        1994, File No. 0-23220 (see Exhibit
                                                                        (a)(1) therein).

4(e)             Amendment No. 1 to Health Power,                       Annual Report on Form 10-K for the
                 Inc. 1994 Executive Performance Stock                  fiscal year ended December 31,
                 Option Plan.                                           1994, File No. 0-23220 (see Exhibit
                                                                        10(x) therein).

4(f)             Amendment No. 2 to Health Power,                       Annual Report on Form 10-K for the
                 Inc. 1994 Executive Performance Stock                  fiscal year ended December 31,
                 Option Plan.                                           1995, File No. 0-23220 (see Exhibit
                                                                        10(dd) therein).

5                Opinion of Baker & Hostetler LLP.                      Contained herein.

23(a)            Consent of Baker & Hostetler LLP.                      Contained in Exhibit 5.

                                                                        If Incorporated by Reference,
Exhibit                                                                 Document with which Exhibit was
  No.                Description of Exhibit                             Previously Filed with SEC
-------              ----------------------                             -------------------------------
23(b)            Consent of Coopers & Lybrand L.L.P.                    Contained herein.

24               Powers of Attorney.                                    Contained herein.


ITEM 9. UNDERTAKINGS.

         The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
         (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on February 9, 1998.

                                       HEALTH POWER, INC.


Date:  February 9, 1998                By /s/Dr. Bernard F. Master
                                          ------------------------
                                          Dr. Bernard F. Master, Chairman of the
                                             Board and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                             Title                                   Date
           ---------                                             -----                                   ----
/s/Dr. Bernard F. Master                             Chairman of the Board,                        February 9, 1998
-------------------------------                      Chief Executive Officer,
Dr. Bernard F. Master                                and Director (principal
                                                     executive officer)

/s/Ronald J. Wurtz                                   Chief Financial Officer and                   February 9, 1998
-------------------------------                      Controller (principal financial
Ronald J. Wurtz                                      officer and principal accounting
                                                     officer)

                                                     Director                                      February 9, 1998
-------------------------------
Thomas E. Beaty, Jr.

Robert J. Bossart*                                   Director                                      February 9, 1998
-------------------------------
Robert J. Bossart

Dr. Elliott P. Feldman*                              Director                                      February 9, 1998
-------------------------------
Dr. Elliott P. Feldman

Robert S. Garek*                                     Director                                      February 9, 1998
-------------------------------
Robert S. Garek

Crystal A. Kuykendall*                               Director                                      February 9, 1998
-------------------------------
Crystal Kuykendall, Ph.D., J.D.

Frank R. Nutis*                                      Director                                      February 9, 1998
-------------------------------
Frank R. Nutis

Dr. Burt E. Schear*                                  Director                                      February 9, 1998
-------------------------------
Dr. Burt E. Schear

Dr. Peter Somani*                                    Director                                      February 9, 1998
-------------------------------
Dr. Peter Somani

         *The undersigned, Dr. Bernard F. Master, by signing his name hereto, does hereby execute this Registration
Statement on behalf of each of the other above-named persons pursuant to powers of attorney duly executed by such persons and filed as an exhibit to this Registration Statement.


By /s/ Dr. Bernard F. Master                                                                       February 9, 1998
   -----------------------------------------
   Dr. Bernard F. Master, Attorney in Fact

                                  EXHIBIT INDEX

                                                                        If Incorporated by Reference,
Exhibit                                                                 Document with which Exhibit was
  No.                Description of Exhibit                             Previously Filed with SEC
-------              ----------------------                             -------------------------------
4(a)             Amended and Restated Certificate of                    Registration Statement on Form S-1,
                 Incorporation of Health Power, Inc.                    File No. 33-74124 (see Exhibit 3(a)
                                                                        therein).

4(b)             Amended and Restated By-Laws of                        Registration Statement on Form S-1,
                 Health Power, Inc.                                     File No. 33-74124 (see Exhibit 3(b)
                                                                        therein).

4(c)             Form of stock certificate.                             Amendment No. 2 to Registration
                                                                        Statement on Form S-1, File No. 33-
                                                                        74124 (see Exhibit 4(b) therein).

4(d)             Health Power, Inc. 1994 Executive                      Quarterly Report on Form 10-Q for
                 Performance Stock Option Plan.                         the quarterly period ended June 30,
                                                                        1994, File No. 0-23220 (see Exhibit
                                                                        (a)(1) therein).

4(e)             Amendment No. 1 to Health Power,                       Annual Report on Form 10-K for the
                 Inc. 1994 Executive Performance Stock                  fiscal year ended December 31,
                 Option Plan.                                           1994, File No. 0-23220 (see Exhibit
                                                                        10(x) therein).

4(f)             Amendment No. 2 to Health Power,                       Annual Report on Form 10-K for the
                 Inc. 1994 Executive Performance Stock                  fiscal year ended December 31,
                 Option Plan.                                           1995, File No. 0-23220 (see Exhibit
                                                                        10(dd) therein).

5                Opinion of Baker & Hostetler LLP.                      Contained herein.

23(a)            Consent of Baker & Hostetler LLP.                      Contained in Exhibit 5.

23(b)            Consent of Coopers & Lybrand L.L.P.                    Contained herein.

24               Powers of Attorney.                                    Contained herein.